EXHIBIT 21.1





             SUBSIDIARY CORPORATIONS OF CHESAPEAKE CORPORATION

                             December 31, 1993



                                                         State of
                Name                                   Incorporation


Cary St. Company                                         Delaware

Chesapeake Consumer Products Company                     Virginia

The Chesapeake Corporation of Virginia                   Virginia

Chesapeake Display and Packaging Company                 Iowa

Chesapeake Forest Products Company                       Virginia

Chesapeake Packaging Company                             Virginia

Chesapeake Paper Products Company                        Virginia

Chesapeake Recycling Company                             Virginia

Chesapeake Resources Company                             Virginia

Chesapeake Trading Corp.                                 Virginia

Chesapeake Trading Company, Inc.                         U.    S.    Virgin
Islands

Chesapeake Building Products Company                     Virginia

Color-Box, Inc.                                          Indiana

Delmarva Properties, Inc.                                Virginia

Stonehouse Inc.                                          Virginia

Wisconsin Tissue Mills Inc.                              Delaware
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